                                                                    EXHIBIT 10.6


Standard Form of OFFICE BUILDING LEASE Developed by PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS

                                  OFFICE LEASE

This lease, made and entered into at Portland, Oregon, this 22ND day of MAY 1997 by and between

LANDLORD:                    PIONEER SQUARE ASSOCIATES, L.L.C.,
                             A DELAWARE LIMITED LIABILITY COMPANY
        and

TENANT:               e.g. SOFTWARE, INC.

Landlord hereby leases to Tenant the following:    Suite 1300
                                         AS MORE FULLY DESCRIBED ON Exhibit "B"

                                                                  (the Premises)

in      THE AMERICAN BANK BUILDING                                (the Building)
        621 SW MORRISON STREET

at      PORTLAND      Oregon, containing approximately 10,690 USEABLE

square feet as shown on the attached floor plan, calculated using a load factor of 0 percent.

Tenant's Proportion Share for purposes of Section 19 shall be 7.42%.

This lease is for a term commencing OCTOBER 1, 1997 and continuing through SEPT 30, 2003 at a

Monthly Base Rental as follows:
                    YEAR  1: $14.50 PER SQ. FT.      YEAR  5: $16.50 PER SQ. FT.
                    YEAR  2: $15.00 PER SQ. FT.      YEAR  6: $17.00 PER SQ. FT.
                    YEAR  3: $15.50 PER SQ. FT.
                    YEAR  4: $16.00 PER SQ. FT.

Rent is payable in advance on the FIRST day of each month commencing OCTOBER 1, 1997.

Landlord and Tenant covenant and agree as follows:

1.1     Delivery of Possession.
        Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90-day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner unless the parties execute a written extension agreement.

2.1     Rent Payment.
        Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional



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        rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1     Lease Consideration.
        Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $ N/A as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1     Use.
        Tenant shall use the Premises as business for GENERAL OFFICE USE and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2     Equipment.
        Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3     Signs.
        No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1     Utilities and Services.
        Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned) during the normal Building hours as established by Owner. Janitorial service will be provided in accordance with the regular



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        schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises.

5.2     Extra Usage.
        If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause. Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

5.3     Security.
        Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time.

6.1     Maintenance and Repair.
        Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2     Alterations.
        Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises.



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7.1     Indemnity.
        Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

7.2     Insurance.
        Tenant shall carry liability insurance with limits of not less than one Million Dollars ($1,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under paragraph 7.1 of this lease and be in form and with companies reasonably acceptable to Owner. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1     Fire or Casualty.
        "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.

8.2     Waiver of Subrogation.
        Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. This waiver is binding only if it does not invalidate the insurance coverage of either party hereto.

9.1     Eminent Domain.
        If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.



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10.1    Assignment and Subletting.
        This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be split 50/50 between Tenant & Landlord promptly following its receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys fees. Landlord's consent shall not be unreasonably withheld, conditioned, or delayed.

11.1    Default.
        Any of the following shall constitute a default by Tenant under this lease: (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease. (b) Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant's properties or financial records. (c) Assignment or subletting by Tenant in violation of paragraph 10.1. (d) Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within 20 days after notice from Landlord tendering possession.

11.2    Remedies for Default.
        In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law: (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant. (b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur


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        throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing interest rate on judgements.
        (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1    Surrender.
        On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1    Regulations.
        Landlord shall have the right but shall not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease.

14.1    Access.
        During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2    Furniture and Bulky Articles.
        Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

15.1    Notices.



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        Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1    Subordination and Attornment.
        This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2    Transfer of Building.
        If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

16.3    Estoppels.
        Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1    Attorneys' Fees.
        In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

18.1    Quiet Enjoyment.
        Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

19.1    Additional Rent-Tax Adjustment.
        Whenever for any July 1 - June 30 tax year the real property taxes levied against the Building and its underlying land exceed those levied for the 1997-1998 tax year, then the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax



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        increase times Tenant's Proportionate Share. "Real property taxes" as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increase.

19.3    Operating Expense Adjustment.
        Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which operating expenses for the Building increase over those experienced by Landlord during the calendar year 1997 (base year). Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Tenant's share of the estimated increase. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. As used herein "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees; superintendent fees; security services, if any; insurance premiums; licenses, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building.

19.4    Disputes.
        If Tenant disputes any computation of additional rent or rent adjustment under paragraphs 19.1 through 19.3 of this lease, it shall give notice to Landlord not later than one year after the notice from Landlord describing the computation in question, but in any event not later than 30 days after expiration or earlier termination of this lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question. If Tenant gives a timely notice, the dispute shall be resolved by an independent certified public accountant selected by Landlord whose decision shall be conclusive between the parties. Each party shall pay one-half of the fee for making such determination except that if the adjustment in favor of Tenant does not exceed ten percent of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third-party determination; and (ii) Landlord's out-of-pocket costs and reasonable expenses for personnel time in responding to the audit. Nothing herein shall reduce Tenant's obligations to make all payments as required by this lease.

20.1    Complete Agreement; No Implied Covenants.
        This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.



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20.2    Space Leased AS IS.
        Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

20.3    Captions.
        The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4    Nonwaiver.
        Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.5    Exhibits.
        The following Exhibits are attached hereto and incorporated as a part of this lease:

        EXHIBIT A (LEGAL DESCRIPTION), EXHIBIT B (PREMISES PLAN), AND EXHIBIT C (RULES AND REGULATIONS)

        SEE ATTACHED ADDITIONAL PROVISIONS



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        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.




LANDLORD:                                      By: /s/
PIONEER SQUARE ASSOCIATES, L.L.C.,                 ----------------------------
A DELAWARE LIMITED LIABILITY COMPANY           RICHARD WOLFEN, PRESIDENT
                                               --------------------------------
Address for notices:                           ROCK ASSET MANAGEMENT
                                               --------------------------------
720 S.W. Washington St., Suite 330
PORTLAND, OREGON  97205                        MANAGER
                                               --------------------------------

TENANT:                                        By: /s/
e.g. SOFTWARE                                      ----------------------------
                                               W. GLENN BOYD, PRESIDENT
Address for notices:                           --------------------------------
4321 N.E. Couch St.                            By: /s/
Portland, Oregon  97213                           -----------------------------
                                               ELI SHAPIRA, CTO
Federal I.D. # 931123283                       --------------------------------
Home Phone:  238-1293

                            STANDARD ADDENDUM TO OFFICE LEASE


Landlord:      PIONEER SQUARE ASSOCIATES, LLC

Tenant:        e.g. Software, Inc.

Date:          June 4, 1997


        THIS ADDENDUM ("Addendum") is made contemporaneously with and is part of that certain Office Lease dated May 9, 1997, between the above-named Landlord and the above-named Tenant for the Premises commonly known as Suite 1300 of the American Bank Building, 621 SW Morrison Street, Portland, Oregon. The defined, capitalized terms used and Section numbers in the Lease shall have the same meanings when used in this Addendum. In the event of any inconsistency between the provisions of this Addendum and the provisions of the Lease, the provisions of this Addendum shall govern the rights of the parties.

        21.1 TENANT IMPROVEMENTS. Except as set forth in this Section 21.1, the Premises are leased in their present condition "AS IS" and Landlord has no duty to improve the same. All tenant improvements to be made by Landlord to the Premises have been mutually agreed upon by Landlord and Tenant and are described in the plans and specifications (the "Plans") attached hereto as Exhibit B and B-1 (the "Tenant Improvements"). Landlord shall construct the Tenant Improvements in the manner set forth below:

               (a) COMPLETION OF IMPROVEMENTS. Landlord shall construct the Tenant Improvements substantially in accordance with the Plans. Landlord shall have the right to make minor modifications to the Tenant improvements during the course of construction to accommodate actual site conditions or to comply with governmental requirements.

               (b) DELIVERY OF POSSESSION TO TENANT. Landlord shall deliver possession of the Premises to Tenant after Landlord has substantially completed the Tenant Improvements. The Tenant Improvements shall be deemed substantially completed on the date that Landlord delivers to Tenant (a) a certificate of the general contractor that the Tenant Improvements have been substantially completed, and (b) a certificate of occupancy for the Premises which contains no conditions which prevent occupancy of the Premises. Upon substantial completion, the Premises shall be deemed tendered and delivered to Tenant. Tenant acknowledges that certain items (commonly referred to as "punchlist items") may remain to be performed or completed following substantial completion. Landlord will promptly perform all punchlist work. Tenant and its agents shall not delay or interfere with the completion of punchlist items. Upon request, Tenant shall confirm, in writing, that Landlord has completed the Tenant Improvements (or has completed the Tenant

Improvements except for specific punchlist items). Tenant shall notify Landlord in writing of any items that Tenant deems incomplete in order for the Premises to be acceptable to Tenant within ten (10) days following substantial completion. Tenant shall be deemed to have accepted the Premises and approved construction of the Tenant Improvements except only for items included in any such notice.

               (c) COMMENCEMENT DATE. The commencement date of the term of this Lease and the date upon which rent shall commence to accrue shall be the earliest of (i) October 1, 1997, (ii) the date upon which Tenant occupies all or a part of the Premises for the conduct of its business, or (iii) the date upon which Landlord delivers possession of the Premises in accordance with 21.1(b), or (iv) the date Landlord would have delivered possession absent Tenant Delays (defined below). In the event that the Tenant Improvements or any portion thereof have not been completed by the commencement date, this Lease shall not be invalid, but rather Landlord shall complete the Tenant Improvements as soon thereafter as is possible and Landlord shall not be liable to Tenant for damages in any respect whatsoever.

               (d) TENANT DELAYS. All dates by which Landlord is to complete the Tenant Improvements and/or to deliver possession of the Premises to Tenant shall be extended by the number of days of delay occasioned by (a) acts, events, or conditions beyond the reasonable control of Landlord (including, by way of example, adverse weather, labor disturbances, shortages of materials, and/or delays in governmental inspections or permit issuances), and/or (b) acts or omissions of Tenant or its agents, including requests for changes to the Plans ("Tenant Delays"). Landlord shall be deemed to have completed each of its obligations on the date the same would have been completed absent Tenant Delays. Tenant shall reimburse Landlord within thirty (30) days of request for all cost increases and other expenses caused by Tenant Delays.

               (e) CHANGES. Landlord shall have no obligation to make changes in the Plans requested by Tenant. In the event Landlord agrees to any requested change, then (a) any additional costs resulting from the change shall be paid by Tenant to Landlord upon Landlord's approval of the change, and (b) any delays in substantial completion of the Tenant Improvements as a result of the change shall be deemed Tenant Delays.

        22.1 RIGHT OF FIRST REFUSAL. The "Expansion Space" is the leasable area of the 14th floor of the Building. Subject to the preexisting right of Opton Galton Rosenthal, P.C. (existing tenant suite 1410) to extend their lease, at any time during the initial term of this Lease that Landlord receives a fully executed letter of intent to lease the Expansion Space or any portion of it to a prospective third party, Landlord shall communicate to Tenant, in writing, the financial consideration and other financial terms of such letter of intent. Landlord's communication shall constitute an offer to Tenant to lease the Expansion Space or applicable portion thereof on the terms set forth in such communication and otherwise on the terms set forth in Lease. Tenant specifically acknowledges that a third party may be willing to lease the Expansion Space for a term which is longer than the unexpired balance of the initial term of this Lease, or as part of a larger space. Therefore, Landlord may offer the Expansion Space or the applicable portion thereof to Tenant on terms which require Tenant (a) to extend the balance of the term of this Lease (at a rent acceptable to Landlord) to coincide with the length of the term being considered with respect to the third party and/or, (b) to lease the entirety of the larger space.

        Tenant shall have until 5:00 p.m. on the Tenth (10th) working day following receipt of Landlord's communication to agree in writing to lease the Expansion Space on the terms offered by Landlord, and shall have five (5) days following receipt of a lease or addendum prepared by Landlord to execute a lease or an addendum hereto with Landlord for the space offered by Landlord's communication, on the terms set forth in this Lease and in Landlord's communication (it being acknowledged that Landlord's communication shall set forth, in addition to other matters, the condition in which the offered space is offered, the amount of any tenant improvement allowance, the amount of any security deposit or additional security deposit required with respect to offered space, and such other matters as Landlord may include). Should Tenant fail to execute such a lease or addendum, or otherwise indicate rejection of such communication, Landlord may negotiate with the intended third party and execute a lease with such third party on any terms negotiated, whether similar or dissimilar to those originally communicated to Tenant, so long as Landlord's communication to Tenant was made in good faith. If a lease with the third party is signed, this shall terminate Tenant's rights hereunder as to the Expansion Space. If a lease with the third party is not signed, the Expansion Space shall again be subject to this right of First Refusal, but only as to letters of intent containing financial terms materially less favorable to Landlord than any proposal which Tenant has previously failed to accept under this Section.

        As a condition to Landlord accepting a lease or addendum with Tenant under this Section, Landlord shall have the right to review then current financial statements of Tenant. If Landlord is not satisfied, in its discretion, with the financial condition of Tenant, as demonstrated by such financial statements, then Landlord may proceed to negotiate with the third party on the same terms as if Tenant had rejected Landlord's communication.

        All communications and notices under this Section shall be hand delivered during business hours to Landlord at its offices at 720 S.W. Washington Street, Suite 330, Portland, OR 97205, and to Tenant at the Premises.

        The rights of Tenant under this Section are not assignable and shall terminate upon any assignment, sublease or event of default hereunder by Tenant, or any termination of this Lease or of Tenant's right of possession hereunder; provided, however, in the event Tenant shall have exercised an expansion right pursuant to this Section and Landlord subsequently terminates this Lease or Tenant's right of possession hereunder for default, the damages to which Landlord shall be entitled shall include damages with respect to the leasing of the Expansion Space.

        At such time as Tenant rejects a communication by Landlord or otherwise has no rights (or less rights) with respect to Expansion Space or any portion thereof, Tenant shall execute and deliver to Landlord a certificate setting forth the status of the remaining rights, if any, which Tenant enjoys with respect to the Expansion Space, the compliance of Landlord with the process set forth in this Section, and such other matters as Landlord may recently request.

        23.1 LANDLORD'S CONSENT. In no event shall Tenant have the right to terminate this Lease, and in no event shall Landlord be liable for monetary damages, based upon a claim that consent has been unreasonably withheld or conditioned or otherwise arising from the withholding or conditioning of consent.

        24.1 AMERICANS WITH DISABILITIES ACT ("A.D.A."). Tenant acknowledges that (a) compliance of the Premises with the A.D.A. depends upon the uses of the Premises, the location of each use within the Premises, alterations which Tenant makes to the Premises, and changes to these factors over time, and (b) Tenant may have obligations under the A.D.A. as an employer which may differ from its obligations as the operator of the Premises. Tenant shall make only such uses of the Premises as comply with the A.D.A. Tenant agrees that in connection with any installation of alterations and improvements by Tenant, Tenant shall comply with all requirements of the A.D.A. relating thereto including, but not limited to, any requirements to improve or modify other portions or aspects of the Premises in connection with or as a result of the alterations or improvements contemplated by Tenant, all at the expense of Tenant.

        25.1 ATTORNEY FEES. In the event of any litigation between Landlord and Tenant with regard to this Lease, including litigation or proceedings in Bankruptcy Court whether or not regarding issues which are unique to bankruptcy law, the prevailing party shall be entitled to recover, in addition to all other sums and relief, its reasonable costs and attorney fees incurred at and in preparation for such litigation or proceedings, including arbitration, trial, appeal and review.

        26.1 LIMITATION ON LANDLORD LIABILITY. Landlord shall not be liable for injury or damage to the person, merchandise, or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom. Tenant further agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Building. Tenant agrees that the obligations of Landlord under this Lease do not constitute personal obligations of the Landlord and Tenant shall not seek recourse against Landlord or any of its personal assets for satisfaction of any liability with respect to this Lease. For purposes of this Section, the term "Landlord" means and includes the Landlord named below and any successor landlord, the agents and property managers of such lessors, and the owners, employees, and agents of the foregoing.

        26.2 LANDLORD INDEMNIFICATION. Subject to the provisions of Section 26.1 above and the other provisions of the Lease and this Addendum which limit the liability of Landlord hereunder, Landlord agrees to indemnify and to defend Tenant from any claim, liability, damage, or loss to the extent the same arises out of the negligence of Landlord or its agents.

        27.1 EARLY EXPIRATION. Tenant shall have the right to cause the term of this Lease to expire on that date which is the first day of the 37th full calendar month following the Commencement Date (herein the "Revised Expiration Date"), upon and subject to the following provisions.

        (a) This right shall be exercised, if at all, by written notice (the "Expiration Notice") given by Tenant to Landlord no later than one hundred eighty (180) days prior to the Revised Expiration Date. Such Expiration Notice shall be valid only if (i) it is given within the time specified above, (ii) prior to the giving of such notice, Tenant shall not have assigned its interest hereunder or sublet all or any portion of the Premises for a term that would extend beyond the Revised Expiration Date, (iii) Tenant shall not be in default and no act, event, condition, or omission has occurred which, alone or together with notice and/or the passage of time, would constitute a default under the terms of this Lease, and (iv) such Expiration Notice is accompanied by the payment required by paragraph (b) below.

        (b) The Expiration Notice shall be deemed given and received only if accompanied by payment, by cashier's check, of an amount equal to one month of rent (i.e., $14,253.33). In the event rent hereunder shall increase, then the amount of the payment shall increase proportionately. The parties agree that such payment is to be paid to compensate Landlord for economic loss which Landlord would suffer by reason of the early expiration of this Lease and that the amount of such compensation has been negotiated by the parties and is agreed to be reasonable. Tenant understands that Landlord does not typically grant early expiration rights and that Landlord would be unwilling to grant such a right in this Lease absent this agreement to be reasonably compensated.

        (c) Upon the giving of the Expiration Notice and the making of the payment required above, the expiration date of the term of this Lease shall be and become the Revised Expiration Date as perfectly as if such Revised Expiration Date had been the expiration date originally set forth in this Lease. Until such Revised Expiration Date, this Lease shall continue in full force and effect (except as specified in paragraph (d) below), without abatement of rent or other diminishment of the obligations of Tenant hereunder. The expiration of the Lease upon the Revised Expiration Date shall not terminate any previously accrued liabilities or obligations of Tenant, all of which shall survive such expiration.

        (d) The giving of an Expiration Notice shall constitute the irrevocable waiver by Tenant of any right to exercise any option to renew or to extend this Lease and the waiver of any right of first refusal, first opportunity, or other right to lease or to negotiate for the lease of additional space.

        (e) In the event Tenant exercises any right to renew or extend the term of this Lease or to Lease any additional space to be added to the Premises, then the exercise of any such right shall automatically amend the provisions of this Section (e) to reset the Revised Expiration Date to be that date which is the first day of the 37th month following the first day of the renewal or extension term or the first day upon which Tenant accepts rent paying occupancy of the additional space, as the case may be, and the amount of the payment required to be made at the time of the giving of the Exercise Notice shall be equal to two times the monthly rent payable for the last month preceding the Revised Expiration Date.

        (f) Upon request following the giving of an Expiration Notice, either party shall execute an amendment to this Lease setting forth the revision of the expiration date; provided, the failure of the parties to execute any such amendment shall not affect their respective rights hereunder. At any time within ten days of written request, Tenant shall execute and deliver a statement indicating whether or not an Expiration Notice has been given and such matters with respect to any Expiration Notice which has been given as Landlord may request.

        28.1 HEATING, VENTILATION AND AIR CONDITIONING. Landlord shall make heating and air conditioning under Paragraph 5.1 available to Tenant after hours for an additional charge of $40.00 per hour.

Landlord:                                    PIONEER SQUARE ASSOCIATES, LLC, a
                                             Delaware limited liability company

                                             By:   ROCK ASSET MANAGEMENT, a
                                                   California, corporation,
                                                   Manager

                                             By:   /s/
                                                   -----------------------------
                                                   Richard Wolfen, President
                                             Date: 6/4/97

Tenant:                                      e.g. Software, Inc.

                                             By:   /s/
                                                   -----------------------------
                                                   W. Glenn Boyd, President
                                             Date: 6/4/97

                                             By:   /s/
                                                   -----------------------------
                                                   Eli Shapira, CTO
                                            Date:  6/4/97



                                   EXHIBIT "A"
                                LEGAL DESCRIPTION
                             AMERICAN BANK BUILDING



A portion of Block 178, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon, described as follows:

Beginning at the Southwesterly corner of Block 178, CITY OF PORTLAND, County of Multnomah and State of Oregon, according to the recorded plat thereof, at the intersection of the East line of Seventh Street (now SW Broadway) with the North line of SW Morrison Street and running thence Easterly with said North line of SW Morrison Street, 200 feet to the Southeasterly corner of said block; thence Northerly with the West line of SW 6th Street, 75 feet; thence Westerly and parallel with the North line of said S.W. Morrison Street, 70.15 feet, more or less; thence Southerly and parallel with the West line of SW 6th Street, 5 feet; thence Westerly and parallel with the said SW Morrison Street, 70 feet; thence Northerly and parallel with the East line of Seventh Street, (now SW Broadway) 5 feet; thence Westerly and parallel with the North line of SW Morrison Street,
59.85 feet, more or less, to the East line of Seventh Street (now SW Broadway); thence South along the East line of Seventh Street (now SW Broadway) 75 feet to the place of beginning.

                                   EXHIBIT "B"

                             AMERICAN BANK BUILDING

                                THIRTEENTH FLOOR

                                 (NOT TO SCALE)

                                    [DIAGRAM]

                                   EXHIBIT B-1

                              LANDLORD IMPROVEMENTS


Landlord shall provide the following improvements to Suite 1300, the American Bank Building using building standard finishes:

        1.     Carpet and pad;

        2.     Paint throughout;

        3. Extension of Tenant cabling from Suite 1025 to Suite 650 during Tenant's temporary occupancy of Suite 650;

        4. Cabling of Suite 1300 per the specification contained in the letter of Christensen Electric to Mark Ierulli dated May 13, 1997. Landlord shall not be required to use Christensen Electric to accomplish cabling work; and,

        5. Landlord shall either provide existing tenant's (Bricker, Zakovics & Querin, P.C.) workstations and reception counter or may build similar workstations and reception counter using melamine and plastic laminate instead of wood finishes at Landlord's option.

No other improvements are contemplated.

                                   EXHIBIT "C"
                              Rules and Regulations


1. Lessee will deposit all garbage in the receptacles the Lessor provides for garbage and will not leave or accumulate any boxes, packing material, or other trash of any kind on the premises or common areas.

2. Lessee shall not display any merchandise outside the premises at any time without the prior written consent of the Lessor.

3. Lessee shall not erect or install any signs or advertising material or devices in or about the Premises without the previous approval of the Lessor. Lessee shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises or any part of the Premises visible from the exterior of the Premises any signs, symbols, drapes or other materials without prior written consent of Lessor.

4. Lessee shall ensure that no animals are kept in or about the Premises and that the Premises are not used for sleeping quarters.

5. Lessee shall not bring upon the Premises any machinery, equipment, or article or thing that by reason of it's weight, size or use might damage the Premises and that it will not at any time overload the floors of the Premises.

6. All deliveries shall be made to the loading entrance provided and during such periods as shall be designated by Lessor. Lessee shall not interfere with access.

7. No auction, quitting business, bankruptcy, fire, or similar sale shall be conducted on the premises without the prior approval of the Lessor.

8. Use of Service Elevator. The Landlord shall designate appropriate entrances and a "service" elevator for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Lessee shall not use any other entrances or elevators for such purposes. The service elevator shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.

9. Any directory provided by the Lessor for the Building will be for display of the business name and location of Lessees and Lessor reserves the right to exclude any other names.

10. Lessee shall not place any new or additional locks on any doors of the Premises or re-key any existing locks without the consent of the Lessor.

11. Lessor reserves the right to exclude or expel from the common areas any person who, in the judgement of the Lessor, is intoxicated, under the influence of drugs, or who shall in any manner violate any of the rules and regulations.

12. Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or interfere with the rights of other Lessees of the Building.

13. Lessee shall not permit it's employees or invitees to loiter in or about the common areas, or to obstruct any of the parking, truck maneuvering, or other common areas, or to place, empty, or throw any rubbish, litter, trash or material of any nature upon any common areas.

14. No storage of materials, equipment, or property of any kind is permitted outside the Premises (except in designated locations with Lessor's consent) and any such property may be removed by Lessor at Lessee's risk and expense.

15. Lessee shall not make or permit any use of the Premises which may be dangerous to life, limb or property, or any noise, odor or vibrations to emit from the Premises which are objectionable to Landlord or other occupants of the Building; or to create, maintain, or permit a nuisance or any violation of any regulation of any governmental agency thereon.

16. Lessee shall not commit or permit to be committed any waste, damage or injury to the Premises or other common areas adjoining the Building and shall promptly repair the same at it's expense.

17. Lessee shall not at any time display a "For Rent" sign upon the Premises.

18. Lessee shall be responsible for keeping a copy of the Lease and Lessor's current rules and regulations upon the Premises.

19. Lessee shall not waste electricity or water and agrees to cooperate fully with Lessor to assure the most effective and economical use of utilities services as may be provided to the Building by Lessor.

20. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in an emergency; i.e. fire, break-in, vandalism, etc. If Lessor shall deem it necessary to respond to such emergency in Lessees behalf, Lessee shall pay all costs incurred for services ordered by Lessor to secure or otherwise protect the Premises and the contents thereof, including premium charge for any time spent by Lessor's employees in responding to such an emergency.

21. Bicycles are not allowed in the Building under any circumstances.

22. All common areas, including the restrooms, and all storage areas are non-smoking areas.

                            FIRST AMENDMENT TO LEASE


        THIS FIRST AMENDMENT TO LEASE is made this 8th day of September, 1998 by and between CITY CENTER RETAIL TRUST, a Maryland real estate investment trust ("Landlord"), and WEBTRENDS CORPORATION, a corporation, formerly known as e.g. Software, Inc. ("Tenant").

                                    RECITALS

        A. Landlord and Tenant are parties to that certain Lease dated May 22, 1997 which was executed June 4, 1997 ("Lease"). Pursuant to the Lease, Landlord is leasing to Tenant and Tenant is leasing from Landlord Suite 1300 of the American Bank Building in Portland, Oregon ("Premises").

        B. Tenant has proposed an assignment of its interest in the Lease to a third party. Under Section 10.1 of the Lease, Landlord has the right to terminate the Lease as a result of such proposed assignment. Understanding that Landlord holds such a termination right, Tenant has requested a modification to the Lease to advance the expiration date of the term of the Lease. Landlord is willing to agree to such a request, on the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties, it is agreed as follows.

        1. Assignment Proposal. Tenant hereby withdraws its request for consent to the proposed assignment of its interest in the Lease. Tenant acknowledges that Landlord has responded to the previous request for consent by Tenant in a manner which is and was reasonable and that Landlord has fulfilled all of its obligations with respect to the request for consent to the proposed assignment. Tenant further agrees and acknowledges that, in connection with this Amendment to the Lease, Landlord has acted, in all respects, in accordance with its obligations under the Lease and any obligations otherwise imposed by law.

        2. Early Expiration. Landlord and Tenant hereby agree that the term of the Lease shall expire on January 31, 1999 ("Revised Expiration Date"), rather than on the originally scheduled expiration date of the term. Upon the Revised Expiration Date, the term of the Lease shall expire as perfectly as if the Revised Expiration Date had been the expiration date originally set forth in the Lease. Until the Revised Expiration Date, the Lease shall continue in full force and effect.

        3. Payment. As consideration for the substitution of the Revised Expiration Date for the originally scheduled expiration date of the term, Tenant shall pay to Landlord, no later than September 30, 1998 the sum of $20,547.66; this figure consists of $20,043.75 representing 45 days of Monthly Base Rent at the rate of $15 per square foot per year, and $503.91 representing an estimate of 45 days of additional rent for real property taxes and operating expenses at the estimated rate applicable during the first quarter of 1999. In the event the payment required by this Section 3 is not timely made, Landlord shall have the right, at its election, (a) to treat the same as a failure of a condition to the revision of the expiration date, in which event the originally scheduled expiration date of the term shall remain in effect and the term of the Lease shall continue until the originally scheduled expiration date, or (b) to treat the same as any other failure to pay rent under the Lease.

        4. Inspection. On or prior to the Revised Expiration Date, the Tenant shall vacate the Premises, removing all of the property of Tenant from the Premises and leaving the Premises in the condition required by the Lease. Following such vacation of the Premises, Landlord shall inspect the Premises (in the company of a representative of Tenant, if Tenant so requests) to determine whether Tenant has complied with its obligations under the Lease. Neither the vacation of the Premises nor the occurrence of the Revised Expiration Date shall relieve Tenant of its obligations with regard to the condition of the Premises. Any property of Tenant left in the Premises shall be deemed abandoned and Landlord shall have the right to remove and to dispose of the same, as Tenant's cost.

        5. Survival. The indemnity and attorneys' fees provisions of the Lease, together with all of the obligations and liabilities of Tenant arising or accruing under the Lease prior to the Revised Expiration Date and vacation of the space by Tenant, shall survive the expiration of the term of the Lease.

        6. Time. Time is of the essence with respect to the Lease, including with respect to the provisions of this Amendment. Tenant acknowledges that Landlord intends to make arrangements for re-letting all or a portion of the Premises to a different lessee, and that timing is of great importance. In the event Tenant holds over in the Premises beyond the Revised Expiration Date, such holding over shall constitute a tenancy at sufferance only terminable by Landlord upon 72 hours written notice. During any such holdover tenancy, the monthly rental hereunder shall be increased to $30 per square foot per year, prorated on a daily basis. In addition, Tenant shall be liable for all damages caused to Landlord by reason of such failure to vacate.

        7. Access. Tenant agrees to allow Landlord and its agents access to the Premises prior to the Revised Expiration Date for purposes of showing the Premises to prospective lessees and/or planning the remodeling of the Premises for succeeding lessees, so long as such activities of Landlord do not unreasonably interfere with the use of the Premises by Tenant.

        8. Accounting Matters. Landlord holds a security deposit in the sum of $4,901.16 from Tenant. Following the inspection referenced above and the determination of any liabilities then known to be owed from Tenant to Landlord, an accounting of the security deposit shall be rendered and any excess amount promptly refunded to Tenant. Landlord shall, following each of 1998 and 1999, perform its customary reconciliation of additional rent payments for property taxes and operating expenses for the year then ended and any adjustment payment shall be made between the parties following such reconciliation. Such reconciliation shall include the 45-day estimated additional rent amount paid by Tenant pursuant to Section 3 above.

        9. Waiver. Tenant agrees and acknowledges that Landlord has performed all of its obligations under and with respect to the Lease and that Tenant has no right to claim any offset against amounts payable under the Lease. Tenant hereby waives and releases all claims, known or unknown, previously accrued or arising against Landlord or any of its agents with respect to the Lease and/or the Premises.

        10. Attorneys' Fees. In the event of litigation with respect to the Lease, the prevailing party shall be entitled to recover, in addition to all other costs and expenses, its reasonable attorneys' fees incurred at and in preparation for arbitration, trial, appeal and review. This provision shall apply to litigation and proceedings in bankruptcy court, including litigation or proceedings involving issues unique to bankruptcy law.

        11. Notice as to Liability. In accordance with the Declaration of Trust of Landlord, notice is hereby given that all persons dealing with Landlord shall look solely to the assets of Landlord for the enforcement of any claim against Landlord, as neither the trustees, officers, nor shareholders of Landlord assume any personal liability for obligations entered into by or on behalf of Landlord. Tenant acknowledges and agrees that the foregoing provision is hereby incorporated into the Lease for all purposes.

        12. Effect of Amendment. This Amendment shall be effective only when executed and delivered by each of the parties hereto. Submission of this Amendment for review does not constitute an offer by Landlord to Tenant. This document may not be relied upon, nor may any claim for reliance or estoppel be made based upon this document, unless and until this document is fully executed and delivered by each party. Upon such full execution and delivery, this Amendment shall amend the Lease and shall become a part of the Lease. Except as expressly amended hereby, the Lease remains in full force and effect and the same is hereby ratified and confirmed.

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                             Landlord:  CITY CENTER RETAIL TRUST,
                                        a Maryland real estate investment trust

                                        By: /s/
                                            ------------------------------------
                                        Its: Senior Vice President

                             Tenant:    WEBTRENDS CORPORATION, a
                                        corporation

                                        By: /s/
                                            ------------------------------------
                                        Its: President